                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Cumberland Bancorp, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        CUMBERLAND BANCORP, INCORPORATED
                         4205 HILLSBORO ROAD, SUITE 101
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Cumberland Bancorp, Incorporated:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Cumberland Bancorp, Incorporated (the "Company") will be held on Thursday, April 26, 2001 at 5:30 p.m., (CDT), at BankTennessee's Schilling Farms office at 1125 West Poplar, Collierville, Tennessee 38017, for the following purposes:

         (1) To elect fourteen (14) directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To ratify the appointment of Heathcott & Mullaly, P.C. as the independent auditors for the Company for 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Only shareholders of record at the close of business on February 28, 2001 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

                                    By Order of the Board of Directors,

                                    /s/ Tom E. Paschal

                                    Tom E. Paschal, Secretary

April 4, 2001

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                        CUMBERLAND BANCORP, INCORPORATED


                                  April 4, 2001


TO THE SHAREHOLDERS OF CUMBERLAND BANCORP, INCORPORATED:

In connection with the Annual Meeting of Shareholders of your Company to be held April 26, 2001, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement, and a form of proxy.

You are being asked to elect the Board of Directors to serve until the next Annual Meeting of Shareholders in 2002 or until their successors are duly elected and qualified, and to ratify the appointment of Heathcott & Mullaly, P.C. as the Company's independent auditors for fiscal year 2001. Information about these matters is contained in the attached proxy statement.

You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy may be revoked and you may vote in person. We urge you to return your proxy card in the enclosed envelope as soon as possible.

Sincerely,


/s/ Joel Porter                                  /s/ Tom Paschal

Joel Porter                                      Tom Paschal
President                                        Secretary

                        CUMBERLAND BANCORP, INCORPORATED
                              NASHVILLE, TENNESSEE

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cumberland Bancorp, Incorporated (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held on Thursday, April 26, 2001, at 5:30 p.m. (CDT), at BankTennessee's Schilling Farms office at 1125 West Poplar, Collierville, Tennessee 38017. This proxy material was first mailed to shareholders on or about April 4, 2001.

         All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         Only holders of record of the Company's common stock, par value $0.50 per share (the "Common Stock"), at the close of business on February 28, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 6,946,878 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The ratification of the appointment of the Company's independent auditors as well as any other matters submitted to the shareholders, but not proposed in this Proxy Statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting besides those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and "non-votes" are accounted as "present" in determining whether a quorum is present. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. A "non vote" will have no effect on the approval of the nominees to the Company's board of directors but will count as a vote against the ratification of the appointment of the Company's independent auditors.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                                 STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 28, 2001 (unless otherwise noted), for:

     - each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

     -    each of the Company's directors and nominees;

     - each of the Company's executive officers named in the Summary Compensation Table; and

     -    all of the Company's directors and executive officers as a group.

     The number of shares held and the percentages of shares outstanding provided in the tables are based on 6,946,878 voting shares outstanding as of February 28, 2001. The number of shares outstanding has not been adjusted to reflect the Company's 2 for 1 stock split payable on April 22, 2001 to shareholders of record at the close of business on March 22, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares issuable upon exercise of options that are exercisable within sixty days of February 28, 2001 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

                                                                Number of Shares
                                                               Beneficially Owned
                                                                 as a Result of
                                                                Options Currently
                                           Number of             Exercisable or
                                            Shares             Exercisable Within
                                         Beneficially              60 Days of            Percentage of Shares
    Name of Beneficial Owner (1)         Owned (2) (3)          February 28, 2001             Outstanding
    ------------------------             -------------          -----------------             -----------
Joel Porter                                   893,705                   4,950                    12.86
John S. Wilder                                715,241  (4)              4,950                    10.30
Tom Brooks                                    200,769                   8,250                     2.89
Jerry Cole                                     49,216                   4,950                      .71
Jack Everett                                  220,186  (5)              8,250                     3.17
Ronald Gibson                                   8,333                       0                      .12
Danny Herron                                   38,500                   8,250                      .55
Frank Inman                                   161,273  (6)              4,950                     2.32
Mark McDowell                                  76,677  (7)              3,300                     1.10
Tom Paschal                                   104,566                   8,250                     1.51
Alex Richmond                                  76,450  (8)              4,950                     1.10
Wayne Rodgers                                  66,628                   8,250                      .96
James Rout                                     71,190                       0                     1.02
John  Shepherd                                256,753                   4,950                     3.70
William Smallwood                             171,304                       0                     2.47
All executive officers and
Directors as a group (15  persons)          3,110,791                  74,250                    44.78


------------------
(1) The address for each of the directors and executive officers set forth in the table above is 4205 Hillsboro Road, Suite 101, Nashville, Tennessee 37215.
(2) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(3)  Includes shares issuable upon exercise of options exercisable within sixty
     (60) days of February 28, 2001 as set forth in the following column.
(4)  Includes 395,961 shares held by Mr. Wilder's spouse.
(5) Includes 127,111 shares held by Mr. Everett's spouse and 1,600 shares held by Mr. Everett's daughters.
(6)  Includes 43,397 shares held by Mr. Inman's spouse.
(7)  Includes 80 shares held by Mr. McDowell's sons.
(8) Includes 34,590 shares held by Mr. Richmond's spouse and 5,500 shares held by Mr. Richmond as custodian for his son.

                         ITEM 1 -- ELECTION OF DIRECTORS

         Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company's bylaws provide for a minimum of three and maximum of fifteen directors, the exact number to be set by the Company's Board of Directors. The Company's Board of Directors has nominated fourteen individuals to stand for election at the 2001 Annual Meeting. Proxies may not be voted for a greater number of directors than fourteen.

         Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. With the exception of Jim Rout, all the nominees currently are serving as directors of the Company. While the Company's Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company's current Board of Directors.

INFORMATION CONCERNING DIRECTORS

         The following table sets forth-certain information concerning our executive officers and nominees to serve as directors as of February 28, 2001.

             Name                        Age                         Position
             ----                        ---                         --------
DIRECTORS
Joel Porter (1)(2)..................      60       Director; President (Principal Executive Officer)
John S. (Jack) Everett (1)(2).......      61       Director; President, BankTennessee
Danny Herron (1)(2).................      42       Director; President , The Community Bank
Tom E. Paschal (1)(2)...............      55       Director, Secretary; CEO, Cumberland Bank
John S. Wilder, Sr. (1).............      79       Director, Chairman of the Board
Tom Brooks..........................      72       Director
Jerry Cole .........................      69       Director
Frank Inman, Jr. (1)................      64       Director
Alex Richmond (3)...................      51       Director
Wayne Rodgers ......................      61       Director; Executive Vice President, BankTennessee
John S. Shepherd ...................      64       Director
William D. Smallwood (2)............      49       Director; President, Bank of Dyer
Ronald Gibson (2)...................      41       Director; President, The Murray Bank
Jim Rout............................      58       Director Nominee


-----------------------------------------
(1)     Member of executive committee
(2)     Member of management committee
(3) Member of audit committee along with Chairman Dr. Eugene Smith and Mr. Tom Price.


         There are no family relationships between any of our executive officers.

         Additional information concerning the nominees proposed by the board of directors for election is set forth below.

         Joel Porter has served as our president since our formation, although he does not devote his full time to that position and is not compensated for his services as president. Mr. Porter is a named partner of the law firm of Burch, Porter & Johnson, PLLC, located in Memphis, where he has practiced since 1964. Mr. Porter is also the president of two finance and investment firms, Porter Development and Porter Investment. Mr. Porter has served as a member of our board of directors since 1986. He has also served as a director and board chairman of BankTennessee since 1992, a director of Cumberland Bank since 1986, a director of The Community Bank since 1993, and a director of The Murray Bank since June 1999.

         John S. (Jack) Everett has served as the president of BankTennessee in Collierville since February 1992. Mr. Everett has served as a director of The Community Bank since 1993 and is that board's chairman. Mr. Everett has also served as a director of Cumberland Bank since 1986, BankTennessee since 1992, and The Murray Bank since June 1999. He has served as one of our directors since 1986.

         Danny Herron has served as president of The Community Bank since 1993. Mr. Herron has served as a director of The Community Bank since 1993, and as one of our directors since 1997.

         Tom Paschal has served as the chief executive officer of Cumberland Bank since 1986. He has also served as our secretary since 1991. Mr. Paschal has served as a director of Cumberland Bank since 1977, a director of Cumberland Finance since 1995, a director of CBC Financial Services since 1995, a director of The Community Bank since 1999, a director of Insurors Bank of Tennessee since 2000 and as one of our directors since 1986.

         John S. Wilder has served as a member of our board of directors since 1986 and is currently our Chairman of the Board. Mr. Wilder has served as the Lieutenant Governor of the State of Tennessee since 1971, and is the longest sitting Lieutenant Governor of any state in United States' history. Mr. Wilder also serves as a director of Cumberland Bank, The Community Bank, The Murray Bank and of BankTennessee. Mr. Wilder is also a partner of Longtown Farms, a farming business in Mason, Tennessee, and a Vice President and part owner of Longtown Supply, Inc., a service station and farming supply business in Mason, Tennessee.

         Tom Brooks has served on our board of directors since July 1997.
Mr. Brooks retired from work as a pharmacist at Brooks Pharmacy, a Super D franchise he owned in Collierville until 1996. Mr. Brooks served as Vice-Mayor and Alderman of Collierville from 1975 to 1999, and was a member of its planning commission from 1959 to 1999. Mr. Brooks also serves as a director of BankTennessee where he has served since 1992.

         Jerry Cole has served as one of our directors since 1995. Mr. Cole retired from the Agriculture Department of the University of Tennessee in 1994 where he had served as an extension agent for the previous thirty-two (32) years. Mr. Cole has served on the board of directors of Cumberland Bank since 1990 where he currently serves as that board's chairman. Mr. Cole has served as a director of Cumberland Finance since 1995 and a director of Insurors Bank of Tennessee since 2000.

         Frank Inman, Jr. has served on our board of directors since 1986.
Mr. Inman is Chairman of the Board of directors of Inman Construction Corp., a general contractor, a position he has held since 1970. Mr. Inman has also served as a director of Cumberland Bank since 1986 and director of The Community Bank since April 1999.

         Alex Richmond has served as a director on our board of directors since 1990. Mr. Richmond has been a grocer for many years, and has owned two grocery stores, G&R, Inc. and D.A.G. Foods, since 1991. Mr. Richmond serves as president of G&R, Inc. and president of Consolidated Investors, a small business investment firm. Mr. Richmond is a partner in Richmond & Franklin, a real estate investment company, and is the owner of Richco, Inc., a Tennessee company that operates primarily as a purchaser of grocery stores. He has served as a director of Cumberland Bank since 1990.

         Wayne Rodgers has served as the executive vice president and senior credit officer of BankTennessee since 1992 and was appointed in June 1999 to serve as a director on our board. Mr. Rodgers serves on the loan, audit, asset and liability management and CRA/compliance committees of the bank. He has been a director of BankTennessee since 1992 and Bank of Mason since July 2000.

         John S. Shepherd has been a member of our board of directors since
July 1997. Since 1993, Mr. Shepherd has been self-employed engaged principally in investing and as a merchant in Collierville, Tennessee. Mr. Shepherd has been a member of the Memphis/Shelby County Board of Adjustment since 1972 and its chairman since 1996. Mr. Shepherd has served as a director of BankTennessee since 1992 and The Murray Bank since June 1999.

         William D. Smallwood has served as the President of Bank of Dyer since 1983 and has served as a board member there since that time. He has served on our board since January 2000.

         Ronald Gibson has served as President of The Murray Bank since June 1999 when the bank opened for business and he has served as a board member there since that date. Mr. Gibson has served on our board since September 1999.

         James Rout has served as the Mayor of Shelby County since 1994. He has been a four-term member of the Shelby County Board of Commissioners from 1978 to 1994. Mr. Rout was a founder of Behavioral Health Group, a psychiatric case management service, and served as its President from 1988 to 1994. He worked in sales and management with Xerox for 10 years. He previously served as a bank board member with First Federal Bank from 1992 to 1995. Mr. Rout has served as a director of BankTennessee since July 1999.

                 MEETING AND COMMITTEES OF THE BOARD OF DIRECTOR

         Our board of directors and the board of directors of our banks operate through several standing committees. Below is a description of each relevant committee indicating members of each committee and the frequency with which each committee meets. The Company does not have a standing compensation or nominations committee. The board of directors performs the functions of these committees.

         Executive Committee. The executive committee is charged with the review of corporate matters presented, or to be presented, to our board of directors, making recommendations to the board of directors on policy matters and making executive decisions on matters that do not require a meeting of the full board of directors. Review of expansion possibilities and corporate opportunities as well as oversight of general corporate governance matters are the chief functions of our executive committee. The executive committee held five meetings during 2000. Jack Everett, Frank Inman, Danny Herron, Tom Paschal, Joel Porter and John S. Wilder served as members of the executive committee in 2000.

         Management Committee. The management committee is charged with the review of banking matters presented, or to be presented, to our board of directors, making recommendations to our board of directors on policy matters at our bank subsidiaries level and making executive decisions on matters that do not require a meeting of the full board of directors. Our management committee focuses on our bank and non-bank subsidiaries' operations, including management of personnel matters and financial results. The management committee held three meetings during the year. Joel Porter, Danny Herron, Tom Paschal, Jack Everett, and William Smallwood served as management committee members in 2000.

         Audit Committee of Company. The audit committee reviews annual and interim reports of our independent auditors and reviews our accounting practices and procedures, as well as the scope of our audit. Additionally, the committee assists in the recommendation of the appointment of our independent auditors. The audit committee has a written charter, a copy of which is attached hereto as Appendix A. Mr. Richmond is a member of the Company's board of directors and is independent within the definition of the New York Stock Exchange. Mr. Smith and Mr. Price are not members of the Company's board of directors but would be considered independent under the definition of the New York Stock Exchange if they were members of the Company's board of directors. The audit committee held four meetings during the year. Dr. Eugene Smith, Tom Price, and Alex Richmond served as audit committee members in 2000.

         During the fiscal year ended December 31, 2000, the board of directors of the Company held seven (7) meetings. All incumbent directors attended more than 90% of the aggregate number of meetings of the Company's board of directors and the committees on which such member served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                 ITEM 2 -- RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected Heathcott & Mullaly, P.C., to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee and considers it desirable that the selection of Heathcott & Mullaly, P.C. be ratified by the shareholders. Heathcott & Mullaly, P.C. has served in this capacity for the Company since 1998. A representative of Heathcott & Mullaly, P.C. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY HEATHCOTT & MULLALY, P.C. DURING 2000

         Audit Fees. The aggregate audit fees billed or to be billed to the Company by Heathcott & Mullaly, P.C. for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $92,000.

         Financial Information Systems Design and Implementation Fees. Heathcott & Mullaly, P.C. provided no professional services to the Company regarding financial information systems design and implementation during 2000.

         All Other Fees. The aggregate fees billed to the Company by Heathcott & Mullaly, P.C. for all other services rendered to the Company, including tax related services, and the audit of the Company's 401(k) plan, but excluding audit fees and financial information systems design and implementation fees, totaled $117,000 including $9,600 in connection with the Company's trust preferred offering.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HEATHCOTT & MULLALY, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS.


                             ITEM 3 -- OTHER MATTERS

         The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation we paid for services rendered to us during 1998, 1999 and 2000, by our President and our other four most highly compensated executive officers who were serving as executive officers at the end of 2000 and whose salaries were in excess of $100,000 in 2000. We do not have a designated Chief Executive Officer. Joel Porter is our president and is considered our principal executive officer. However, Mr. Porter receives no compensation as president and receives compensation only for his service as a director or committee member of the executive and management committee.

                                                                                           LONG-TERM
                                                   ANNUAL COMPENSATION                   COMPENSATION
                                                                                            AWARDS
                                                                                            ------
                                                                                           NUMBER OF
                                                                                          SECURITIES
                                                                                          UNDERLYING              ALL OTHER
    NAME AND PRINCIPAL POSITION           YEAR            SALARY          BONUS(1)        OPTIONS(2)           COMPENSATION(3)
    ---------------------------           ----            ------          --------        ----------           ---------------
John S. (Jack) Everett,                   2000           $170,217          $25,000            --                    $48,500
    President of BankTennessee            1999            161,000           28,000            --                     44,000
                                          1998            153,000           28,000          13,750                   45,000

Tom Paschal,                              2000           $150,000          $     0            --                    $37,450
   CEO of Cumberland Bank,                1999            135,000           42,000            --                     29,000
   Secretary of the Company               1998            110,000           24,000          13,750                   30,000

Danny Herron,                             2000           $110,217          $14,000            --                    $17,500
   President of The Community Bank        1999            100,000                0            --                     15,000
                                          1998             90,000           10,000          13,750                   17,000

Wayne Rodgers,                            2000           $121,217          $15,000            --                    $15,975
   Executive Vice President of            1999            115,000           10,000            --                      6,000
   BankTennessee                          1998            109,000            9,000          13,750                    6,000

William Smallwood,                        2000           $140,033          $ 3,500            --                    $15,800
   President of Bank of Dyer(4)           1999            142,000            3,000            --                      2,000
                                          1998            143,000            5,000            --                      2,000

---------------------
(1) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.
(2) The number of securities underlying options have not been adjusted to reflect the 2 for 1 stock split payable on April 22, 2001 for shareholders of record at the close of business on March 22, 2001.
(3) Represents matching contributions to the Company's 401(k) plan, the amount of premiums paid for term life insurance, and director fees as set forth in the following table:

                                                     TERM LIFE
                                   401(K) PLAN       INSURANCE        DIRECTOR FEES
                                   -----------       ---------        -------------

        Jack Everett                   10,700           8,700             29,100
        Tom Paschal                    11,250           9,700             16,500
        Danny Herron                    6,100           1,900              9,500
        Wayne Rodgers                   8,200               0              7,775
        William Smallwood               3,300           4,000              8,500

(4) Compensation reported for 1999 and 1998 was paid to Mr. Smallwood by Bank of Dyer prior to the Company's acquisition of Bancshares of Dyer on December 31, 1999.

OPTION GRANTS DURING 2000

         No options have been granted to the named executive officers during 2000.

AGGREGATE OPTION EXERCISES DURING 2000 AND FISCAL YEAR END OPTION VALUES

         The following table provides information related to options exercised by the named executive officers during the 2000 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock appreciation rights or warrants to its executive officers.

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS AT
                                                            OPTIONS/SARS(#) (1)           FISCAL YEAR END ($)(2)
                        SHARES ACQUIRED     VALUE
                          ON EXERCISE      REALIZED
         NAME                (#)(3)         ($)(3)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
 John S. (Jack) Everett                                    5,500           8,250       $27,775.00      $41,662.50
 Tom Paschal                                               5,500           8,250       $27,775.00      $41,662.50
 Danny Herron                                              5,500           8,250       $27,775.00      $41,662.50
 Wayne Rodgers                                             5,500           8,250       $27,775.00      $41,662.50
 William Smallwood                                           0               0             $0              $0

---------------
(1) Share amounts have not been adjusted to reflect the 2 for 1 stock split to be paid on April 22, 2001 for shareholders of record on March
         22, 2001.
(2) The closing price for the common stock as of December 31, 2000 was $10.50. Value is calculated on the basis of the difference between the option exercise price and $10.50 multiplied by the number of shares of common stock underlying the option.
(3)      The named executive officers did not exercise any stock options during
         2000.
(#)      Number of shares

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         None of the Company's named executive officers has any employment agreement or severance agreement with the Company.

DIRECTORS' COMPENSATION

         All of our directors receive a director fee of $700 for each board meeting attended and $700 for each committee meeting attended. Persons serving as directors for any of our banks, who are not also employees of that bank, receive additional compensation for each bank board and committee meeting attended. In addition, each person who serves as chairman of a bank board of directors, committee, or our board receives twice the compensation of other members for each meeting attended. Directors are reimbursed for their expenses incurred in connection with their activities as our directors.

             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company does not have a compensation committee. Mr. Porter, our president and principal executive officer, receives no compensation other than as a director and for his services as a member of the executive and management committee. Decisions with respect to compensation of the Company's and each of the Banks' executive officers, including the Chief Executive Officer and the other named executive officers, for fiscal 2000 were made by the board of directors of each of the Banks. Compensation of executive officers consists of a base salary, an annual bonus, matching contributions under the Company's 401(k) plan, and payments for term life insurance (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Banks or Company).

         The overarching policy of each of the boards of directors in determining executive compensation is to attract and retain the highest quality talent to lead the Banks and the Company and to reward key executives based upon their individual performance and the performance of the Banks and the Company. Each of the Board of Directors believes that providing incentives to, and rewarding the performance of, officers enhances the profitability of Banks and the Company.

         In recommending the 2000 base salary of each Bank's presidents and other named executive officers, the Company and each of the boards of directors reviewed the 1999 financial performance of each Bank compared to past performance. Each Bank president's salary was tied to the specific performance of his Bank during 1999.

         Executive officers were eligible for, and received, a cash bonus as determined by the board of directors based upon the Company and each Bank's overall financial performance. No specific quantitative performance measure (of the Company, and of the Banks or any individual) was used to determine the amount of bonus awarded. Instead, bonuses for executive officers were given in a manner similar to the bonuses granted to all full-time employees of the banks or the Company, with the amount awarded being most closely tied to the employee's monthly salary.

         Joel Porter             John S. Wilder            Alex Richmond
         John S. Everett         Tom Brooks                Wayne Rodgers
         Danny Herron            Jerry Cole                John S. Shepherd
         Tom Paschal             Frank Inman, Jr.          William D. Smallwood
         Ronald Gibson

         The foregoing report of the board of directors shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                         AUDIT COMMITTEE REPORT FOR 2000

         The Audit Committee reviews the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence. The audit committee determined this issue in the affirmative.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Dr. Eugene Smith
         Tom Price
         Alex Richmond

         The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our board of directors serves as our compensation committee. Compensation decisions are made by the full board of directors based upon recommendations of the management of each of our banks. Our board of directors determines independently compensation decisions for our bank presidents. No interlocking relationship exists between any member of our board of directors (or management) and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the board of directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2000, the outstanding principal amount of indebtedness of these loans, including amounts available under lines of credit to our affiliates, aggregated $6,160,000.

         Mr. Frank Inman, one of our directors, owns and operates Inman Construction Company, which was chosen as general contractor of our new Collierville main office. Construction of the building was on a cost plus basis. During 1999 and 2000, Inman Construction company was paid $2,784,000 to complete the building. Inman Construction Company employed Everett Construction Company as a sub-contractor for the project. Everett Construction Company is owned by Mr. Greg Everett and Mr. John Everett, sons of Mr. Jack Everett, one of our directors and president of BankTennessee. An outside evaluation was obtained for the fair market cost of this project. This evaluation was furnished to the Tennessee Department of Financial Institutions and the Federal Reserve Bank of Atlanta, who have approval authority over this transaction. The BankTennessee board and our board have approved this transaction.

         We have employed Mr. Joel Porter's law firm, Burch, Porter & Johnson, PLLC, from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by Burch Porter, and account for significantly less than one percent (1%) of the law firm's 2000 gross revenue.

         We believe that the above transactions were made on terms as favorable to us as we would have received from unaffiliated third parties.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and the SNL Securities $500,000,000 to $1,000,000,000 bank index between October 14, 1999 and December 31, 2000. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at October 14, 1999 and that all dividends were reinvested.

         The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.




                            CUMBERLAND BANCORP, INC.

                            Total Return Performance

                                                            Period Ending
                               ----------------------------------------------------------------------
Index                          10/14/99  10/31/99  12/31/99  03/31/00  06/30/00  09/30/00  12/31/2000
-----------------------------------------------------------------------------------------------------
Cumberland Bancorp, Inc.        100.00    100.00    100.00    100.20    88.38     84.56       84.76
NASDAQ-Total US*                100.00    105.90    144.91    162.65   141.42    130.13       87.12
SNL $500M-$1B Bank Index        100.00    102.30     96.30     83.96    86.28     88.43       92.18



* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2001. Used with permission. All rights reserved, crsp.com.

                    SHAREHOLDERS' PROPOSALS AND OTHER MATTERS

         Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Mark C. McDowell, Cumberland Bancorp, Incorporated, 4205 Hillsboro Road, Suite 101, Nashville, Tennessee 37215. Proposals must be in writing and must be received by the Company prior to November 29, 2001 in order to be included in the Company's Proxy Statement and form of proxy relating to the 2002 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

         For any other shareholder proposals to be timely (but not considered for inclusion in the Company's Proxy Statement), a shareholder must forward such proposal to Mr. McDowell at the Company's main office (listed above) prior to February 12, 2002.

                                     GENERAL

         In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

         The Company's 2000 Annual Report is mailed herewith. A copy of the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 2000, is available without charge to any shareholder by writing to Mark C. McDowell, Cumberland Bancorp, Incorporated, 4205 Hillsboro Road, Suite 101, Nashville, Tennessee 37215, telephone number (888) 227-1209.

                                      By order of the Board of Directors,

                                      /s/ Tom Paschal

                                      Tom Paschal
                                      Secretary

Nashville, Tennessee
April 4, 2001

                                                                      APPENDIX A

                                     CHARTER
                                       OF
                                 AUDIT COMMITTEE
                                       OF
                        CUMBERLAND BANCORP, INCORPORATED

         The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring on a periodic basis the processes used by the Company to produce financial statements, the Company's systems of internal accounting and financial controls, and the independence of the Company's outside auditors.

         In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

         The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

         The Committee shall be comprised of not less than three members of either the Board or the Bank Boards. Notwithstanding the inclusion of members who are not members of the Board, the Committee's composition shall otherwise meet the applicable definition of the New York Stock Exchange (the "NYSE") with respect to independence of its members.

         Accordingly, all of the members will be directors of either the Company or Bank Boards who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent members the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Company and its shareholders).

         The Committee's monitoring responsibility recognizes that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles.

         The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

I. The Committee shall review with management and the outside auditors the annual audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90.

II. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the Company's filing of the Form 10-Q.

III. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls that could significantly affect the Company's financial statements.

IV.      The Committee shall:

         - request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1;

         - discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence; and

         - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.

V. The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.

VI. The Committee shall review annually and submit for inclusion in the Company's annual meeting proxy statement an Audit Committee Report setting forth the information required by the proxy rules of the Securities and Exchange Commission, including the fact that the Committee has discussed with the outside auditors matters relating to their independence and matters relating to SAS No. 61 and No. 90 and the fact that the Committee has recommended to the Board that the audited financial statements be included in the Company's Form 10-K.

                                  FORM OF PROXY
                            CUMBERLAND BANCORP, INC.
                                5120 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027


                             REVOCABLE PROXY FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2001

         The undersigned hereby constitutes and appoints Tom E. Paschal and Joel Porter, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Cumberland Bancorp, Inc. (the "Company") to be held at BankTennessee, 1125 Poplar Avenue, Collierville, Tennessee 38017 on Thursday, April 26, 2001 at 5:30 p.m., local time, and any adjournment(s) thereof, and to vote all the shares of stock of the Company that the undersigned may be entitled to vote, upon the following.

         THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 26, 2001.

         The undersigned hereby appoints Tom E. Paschal and Joel Porter, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Cumberland Bancorp, Inc. held by the undersigned on February 28, 2001 at the Annual Meeting of Shareholders to be held Thursday, April 26, 2001 at 5:30 p.m., (CST) at the BankTennessee, 1125 Poplar Avenue, Collierville, Tennessee 38017, and any adjournment(s) thereof.

1.  THE ELECTION OF DIRECTORS

         Tom Brooks, Jerry Cole, Jack Everett, Ronnie Gibson, Danny Herron, Frank Inman, Jr. Tom E. Paschal, Joel Porter, Alex Richmond, Wayne Rodgers, John Shepherd, Bill Smallwood, John S. Wilder, Sr. James Rout

____     FOR all nominees (except as marked to the contrary below)

____     Withhold authority to vote for all fourteen nominees;

____ WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S), WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:

         -----------------------------------------------------------------

2. RATIFICATION OF HEATHCOTT & MULLALY, P.C. AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

____ FOR                    ____ AGAINST                       ____ ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. IF NOT INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

Date:__________________________

Signature:_____________________

Signature:_____________________

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc you should so indicate with signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.